CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Equity Funds II of our report dated January 28, 2025, relating to the financial statements and financial highlights of Macquarie Value Fund, which appears in Delaware Group Equity Funds II’s Certified Shareholder Report on Form N-CSR for the year ended November 30, 2024. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 28, 2025